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                                TABLE OF CONTENTS
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                                                                                                               PAGE
ARTICLE I BASIC DEFINITIONS.......................................................................................1


   Section 1.1        CLOSING DATE................................................................................1
   Section 1.2        CONTINGENCY PERIOD..........................................................................1
   Section 1.3        EFFECTIVE DATE..............................................................................1
   Section 1.4        ENVIRONMENTAL LAWS..........................................................................1
   Section 1.5        HANDLING....................................................................................1
   Section 1.6        HAZARDOUS MATERIALS.........................................................................1
   Section 1.7        INTANGIBLE PROPERTY.........................................................................3
   Section 1.8        LAND........................................................................................3
   Section 1.9        LIMITATIONS PERIOD..........................................................................3
   Section 1.10       PERMITTED EXCEPTIONS........................................................................3
   Section 1.11       PRELIMINARY REPORTS.........................................................................3
   Section 1.12       PROPERTY....................................................................................3
   Section 1.13       RELEASED PARTIES............................................................................3
   Section 1.14       TITLE COMPANY...............................................................................3
   Section 1.15       WASTE MATERIALS.............................................................................3

ARTICLE II PURCHASE AND SALE......................................................................................4

   Section 2.1        PURCHASE AND SALE...........................................................................4
   Section 2.2        PURCHASE PRICE..............................................................................4
   Section 2.3        INTANGIBLE PROPERTY.........................................................................4
   Section 2.4        DEPOSIT.....................................................................................4
   Section 2.5        APPLICATION OF DEPOSIT......................................................................5

ARTICLE III CONDITIONS PRECEDENT..................................................................................5

   Section 3.1        BUYER'S CONDITIONS PRECEDENT................................................................5
   Section 3.2        SELLER'S CONDITIONS PRECEDENT...............................................................6
   Section 3.3        FAILURE OR WAIVER OF CONDITIONS PRECEDENT...................................................7
   Section 3.4        BUYER'S REVIEW AND SELLER'S DISCLAIMER......................................................7
   Section 3.5        BUYER'S RELEASE.............................................................................8

ARTICLE IV WARRANTIES AND REPRESENTATIONS AND COVENANTS...........................................................9

   Section 4.1        SELLER'S WARRANTIES AND REPRESENTATIONS.....................................................9
   Section 4.2        BUYER'S REPRESENTATIONS AND WARRANTIES.....................................................10
   Section 4.3        RESTATEMENT AT CLOSING.....................................................................11
   Section 4.4        LIMITATIONS................................................................................11
   Section 4.5        COVENANT NOT TO SUE........................................................................11
   Section 4.6        BUYER'S INDEMNITY..........................................................................12
   Section 4.7        SELLER'S COVENANTS.........................................................................12

ARTICLE V CONDITIONS OF TITLE....................................................................................13

   Section 5.1        CONDITION OF TITLE.........................................................................13
   Section 5.2        CURE OF TITLE DEFECTS......................................................................13

                                       i

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                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE VI ESCROW AND CLOSING....................................................................................13

   Section 6.1        ESCROW ARRANGEMENTS........................................................................13
   Section 6.2        CLOSING....................................................................................14
   Section 6.3        PRORATIONS AND CREDITS.....................................................................15
   Section 6.4        OTHER CLOSING COSTS........................................................................15

ARTICLE VII MISCELLANEOUS........................................................................................16

   Section 7.1        DAMAGE OR DESTRUCTION......................................................................16
   Section 7.2        BROKERAGE COMMISSIONS AND FINDER'S FEES....................................................16
   Section 7.3        SUCCESSORS AND ASSIGNS.....................................................................16
   Section 7.4        NOTICES....................................................................................17
   Section 7.5        TIME.......................................................................................18
   Section 7.6        INCORPORATION BY REFERENCE.................................................................18
   Section 7.7        ATTORNEYS' FEES............................................................................18
   Section 7.8        CONSTRUCTION...............................................................................18
   Section 7.9        NO MERGER..................................................................................18
   Section 7.10       CONFIDENTIALITY AND RETURN OF DOCUMENTS....................................................18
   Section 7.11       GOVERNING LAW..............................................................................19
   Section 7.12       COUNTERPARTS...............................................................................19
   Section 7.13       ENTIRE AGREEMENT...........................................................................19
   Section 7.14       LIMITATION OF SELLER'S LIABILITY...........................................................19
   Section 7.15       NO WAIVER..................................................................................19
   Section 7.16       SEVERABILITY...............................................................................19
   Section 7.17       WAIVER OF JURY TRIAL.......................................................................19
   Section 7.18       FURTHER ASSURANCES.........................................................................20



                      EXHIBITS

Exhibit A   _   Description of Land
Exhibit B   -   Form of Assignment of Intangible Property
Exhibit C   -   Form of Deposit Escrow Instructions
Exhibit D   -   [Reserved]
Exhibit E   -   Form of Release Agreement and Covenant Not To Sue
Exhibit F   -   Form of Grant Deed
Exhibit G   -   Form of Non-Foreign Affidavit
Exhibit H   -   Form of Designation Agreement
Exhibit I   -   Preliminary Title Report
Exhibit J   -   Form of Confidentiality Agreement

                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                   LAND AT HIGHWAY 237 AND NORTH FIRST STREET
                              SAN JOSE, CALIFORNIA

         THIS AGREEMENT FOR PURCHASE AND SALE ("AGREEMENT") is made and entered into as of May 22, 2000 by and between 3COM CORPORATION, a Delaware corporation ("SELLER"), and PALM, INC, a Delaware corporation ("BUYER").

                                    ARTICLE I

                                BASIC DEFINITIONS

          Section 1.1 CLOSING DATE. "CLOSING DATE" shall mean the date for the close of Escrow (as defined in Section 6.1 below) and the recording of the deed conveying the Property to Buyer. The Closing Date shall be not later than August 7, 2000, subject to extension until September 5, 2000 under the terms of Section
6.1 below.

          Section 1.2 CONTINGENCY PERIOD. "CONTINGENCY PERIOD" shall mean the period commencing on the Effective Date and expiring 5:00 p.m. PDST July 6, 2000.

          Section 1.3 EFFECTIVE DATE. "EFFECTIVE DATE" shall mean the date set forth in the preamble to this Agreement.

          Section 1.4 ENVIRONMENTAL LAWS. "ENVIRONMENTAL LAWS" shall mean any applicable foreign, federal, state, or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

          Section 1.5 HANDLING. "HANDLING" shall mean, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating, transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.

          Section 1.6 HAZARDOUS MATERIALS. "HAZARDOUS MATERIALS" shall mean any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "extremely hazardous material," "hazardous waste," "acutely hazardous waste," "hazardous waste constituent," "infectious waste," medical waste," "biohazardous waste," "extremely hazardous waste," "pollutant," "toxic pollutant," or "contaminant," or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term "HAZARDOUS MATERIALS" shall include, without limitation, the following:

                    (a) A "Hazardous Substance," "Hazardous Material," "Hazardous Waste," or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                    (b) An "Acutely Hazardous Waste," "Extremely Hazardous Waste," "Hazardous Waste," or "Restricted Hazardous Waste," under Section 25110.02, 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

                    (c) A "Hazardous Material," "Hazardous Substance" or "Hazardous Waste" under Section 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

                    (d) "Oil" or a "Hazardous Substance" under Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended, as well as any other hydrocarbonic substance, fraction, distillate or by-product;

                    (e) Any substance or material defined, identified or listed as an "Acutely Hazardous Waste," "Extremely Hazardous Material," "Extremely Hazardous Waste," "Hazardous Constituent," "Hazardous Material," "Hazardous Waste," "Hazardous Waste Constituent," or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California Code of Regulations, as may be amended;

                    (f) Any substance or material listed by the State of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

                    (g) A "Biohazardous Waste" or "Medical Waste" under Section 25020.5 or 25023.2 of the California Health and Safety Code, as may be amended;

                    (h) Asbestos and any asbestos containing material; and/or

                    (i) A substance that, due to its characteristics or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

          Section 1.7 INTANGIBLE PROPERTY. "INTANGIBLE PROPERTY" shall mean that certain intangible property owned by Seller and used in connection with the Land consisting of reports, permits, and licenses, relating to the ownership and potential development of the Property.

          Section 1.8 LAND. "LAND" shall mean the real property, including all easements and other rights and interests appurtenant thereto, described in EXHIBIT A.

          Section 1.9 LIMITATIONS PERIOD. "LIMITATIONS PERIOD" shall mean one hundred eighty (180) days following the Closing Date.

          Section 1.10 PERMITTED EXCEPTIONS. "PERMITTED EXCEPTIONS" shall have the meaning set forth in Article V below.

          Section 1.11 PRELIMINARY REPORTS. "PRELIMINARY REPORTS" shall mean those certain Preliminary Title Reports with respect to the Property issued by the Title Company under Order Nos. 517718 and 517719, dated February 28, 2000, copies of which are attached as EXHIBIT I.

          Section 1.12 PROPERTY. "PROPERTY" shall mean collectively the Land, and the Intangible Property.

          Section 1.13 RELEASED PARTIES. "RELEASED PARTIES" shall mean Seller and its and their affiliates, parent business organizations, subsidiary business organizations, lenders who hold or held a security interest in all or a portion of the Property, shareholders, officers, directors, partners, employees, servants, heirs, executors, and successors.

          Section 1.14 TITLE COMPANY. "TITLE COMPANY" shall mean First American Title Company, 1737 North First Street, San Jose, CA 95112.

          Section 1.15 WASTE MATERIALS. "WASTE MATERIALS" shall mean any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation:

                    (a) Any garbage, trash, refuse, paper, rubbish, ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled;

                    (b) Any "solid waste" as defined in the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                    (c) Any "solid waste," as defined in the California Integrated Waste Management Act of 1989, California Public Resources Code
Section 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended; and/or

                    (d) Any "waste" as defined in the Porter-Cologne Water Quality Control Act, California Water Code Section 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.


                                   ARTICLE II

                                PURCHASE AND SALE

          Section 2.1 PURCHASE AND SALE. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement.

          Section 2.2 PURCHASE PRICE. The purchase price for the Property (the "PURCHASE PRICE") shall be Two Hundred Sixteen Million Dollars ($216,000,000) which shall be paid by Buyer to Seller in cash through Escrow on the Closing Date.

          Section 2.3 INTANGIBLE PROPERTY. Upon the close of Escrow, Seller shall deliver to Buyer Seller's interest in the Intangible Property pursuant to an Assignment of Intangible Property in the form of EXHIBIT B hereto (the "ASSIGNMENT OF INTANGIBLE PROPERTY").

          Section 2.4   DEPOSIT.

                    (a) Within two (2) business days following full execution and delivery of this Agreement to Buyer, Buyer shall deposit in Escrow with the Title Company the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "INITIAL DEPOSIT"). At the same time the Initial Deposit is made into Escrow, Buyer and Seller shall execute and deliver to the Title Company Deposit Escrow Instructions in the form of EXHIBIT C.

                    (b) If Buyer has not terminated this Agreement prior to such time, then on or before the end of the Investigation Period, Buyer shall deposit into Escrow with the Title Company as an increase to the Initial Deposit the additional sum of Three Million Five Hundred Thousand Dollars ($3,500,000). These funds, together with the Initial Deposit, shall be, collectively, the "DEPOSIT."

                    (c) Buyer may cause the Deposit to be invested at interest while in Escrow using short term debt obligations subject to Seller's consent which shall not unreasonably be withheld. Any and all interest earned on the Deposit during the time it is held in Escrow shall belong to, and be paid to Buyer.

          Section 2.5 APPLICATION OF DEPOSIT. In the event that the purchase and sale transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit received by Seller shall be credited against the Purchase Price. The Deposit shall be returned immediately to Buyer in the event that (a) any of the conditions precedent set forth in Sections 3.1 or
3.2 below are not fulfilled or waived by the party intended to be benefited thereby and this Agreement is terminated in accordance with Section 3.3 below, or (b) the conditions precedent set forth in Sections 3.1 and 3.2 shall have been satisfied or waived by the party intended to be benefited thereby, (ii) Buyer shall have performed fully or tendered performance of its obligations under this Agreement, and (iii) Seller shall be unable or fail to perform its obligations under this Agreement. IF BUYER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE ENTIRE AMOUNT OF THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES IN THE EVENT OF SUCH A BREACH OF THIS AGREEMENT BY BUYER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT IS THE PARTIES' BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT BUYER FAILS TO PURCHASE THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT SELLER'S RIGHT TO RETAIN THE DEPOSIT SHALL BE THE SOLE REMEDY OF SELLER FOR BUYER'S FAILURE TO PURCHASE THE PROPERTY AS A RESULT OF BUYER'S BREACH OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH AMOUNTS AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

                             ACCEPTED AND AGREED TO:

________________________________         ___________________________________
Seller                                   Buyer


                                   ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1 BUYER'S CONDITIONS PRECEDENT. Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Property shall be subject to and contingent upon the satisfaction or timely waiver by Buyer of each of the following conditions precedent:

                    (a) On or before the Closing Date, the timely performance by Seller of each and every material covenant and undertaking to be performed by Seller pursuant to this Agreement and the continued truth or accuracy as of the Closing Date of the representations and warranties of Seller made as of the Effective Date. If Seller becomes aware that any representation or warranty of Seller should be modified due to changes in circumstances or additional information which becomes available following the Effective Date, Seller shall deliver to Buyer a statement correcting such representation or warranty. Seller shall not be liable to Buyer for, or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty which results from any change that (A) occurs between the Effective Date and the Closing Date, and (B) is not prohibited under this Agreement or is beyond the reasonable control of Seller to prevent (including the discovery by Buyer or Seller of additional information prior to the Closing Date). Notwithstanding the foregoing, if the breach of such representation or warranty is adverse to Buyer, Buyer may treat such event as a failure of its condition precedent and may terminate this Agreement under Section 3.3 below or if such breach arises from a change which is a result of Seller's breach of its obligations under this Agreement or an intentional act or omission which makes a Seller's representation or warranty untrue, then Buyer may treat such event as a default of Seller.

                    (b) Prior to the expiration of the Investigation Period, Buyer's inspection and approval, in Buyer's sole discretion, of all physical, environmental, economic and legal matters relating to the Property pursuant to and subject to the limitations in Section 3.4 below.

                    (c) The willingness of Title Company or some other reputable title insurer reasonably acceptable to Buyer to issue, upon the sole condition of the payment of its regularly scheduled premium, its standard American Land Title Association owner's extended coverage form policy of title insurance ("BUYER'S TITLE POLICY"), with such endorsements and reinsurance agreements as Buyer reasonably shall require, insuring Buyer in the amount of the Purchase Price that title to the Land is vested of record in Buyer on the Closing Date, subject only to the printed conditions and exceptions of such policy, and the Permitted Exceptions described in Section 5.1 below.

          Section 3.2 SELLER'S CONDITIONS PRECEDENT. Notwithstanding anything in this Agreement to the contrary, Seller's obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent:

                    (a) The entire Deposit shall have been timely deposited into Escrow under Section 2.5 above.

                    (b) On or before the Closing Date, the due and timely performance by Buyer of each and every material covenant and undertaking to be performed by Buyer pursuant to this Agreement, and the continued truth or accuracy as of the Closing Date of the representations and warranties of Buyer as made as of the Effective Date. If Buyer becomes aware that any representation or warranty of Buyer should be modified due to changes in circumstances or additional information which becomes available following the Effective Date, Buyer shall deliver to Seller a statement correcting such representation or warranty. Buyer shall not be liable to Seller for, or be deemed to be in default under this Agreement by reason of, any breach of a representation or warranty which results from any change that (i) occurs between the Effective

Date and the Closing Date, and (ii) is not prohibited under this Agreement or is beyond the reasonable control of Buyer to prevent, or is the result of the discovery by Buyer or Seller of additional information. Notwithstanding the foregoing, if the breach of such representation or warranty is materially adverse to Seller, Seller may treat such event as a failure of its condition precedent and may terminate this Agreement under Section 3.3 below or if such breach arises from a change which is a result of Buyer's breach of its obligations under this Agreement or an intentional act or omission which makes a Buyer's representation or warranty untrue, then Seller may treat such event as a default of Buyer.

                    (c) Approval of this Agreement and the transaction contemplated herein by Buyer's Board of Directors on or before 5:00 p.m. PDST on May 22, 2000.

                    (d) Approval of this Agreement and the transaction contemplated herein by Seller's Board of Directors on or before 5:00 p.m. PDST on June 2, 2000.

          Section 3.3 FAILURE OR WAIVER OF CONDITIONS PRECEDENT. In the event any of the conditions set forth in Sections 3.1 or 3.2 are not fulfilled or waived by the party intended to be benefited thereby, this Agreement shall terminate and all rights and obligations hereunder of each party shall be at an end; provided that such termination shall not affect Seller's right to pursue recovery of liquidated damages or any claims for indemnification and attorneys' fees and Buyer's legal and equitable remedies and recovery of attorneys' fees to which each of them may be entitled under this Agreement, which rights shall survive such termination. If a party does not give timely notice to the other of its approval of a condition precedent for its benefit, that party shall be deemed to have disapproved such condition and such condition shall be deemed not to have been fulfilled. The provisions of Section 2.5 shall govern the application of the Deposit. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Sections 3.1 and 3.2 above. The close of Escrow for the purchase of the Property pursuant to this Agreement shall be deemed the waiver by each party of any remaining unfulfilled conditions in favor of such party to the extent such party was aware that such conditions remained unfulfilled at such time.

          Section 3.4   BUYER'S REVIEW AND SELLER'S DISCLAIMER.

                    (a) Buyer's increase of the Deposit on or prior to the end of the Investigation Period shall constitute Buyer's acknowledgement that Buyer has been permitted to make a complete physical inspection of the Property and to review and copy at the Seller's office all documents and information in Seller's possession regarding the physical condition of the Property which Buyer deems material to the purchase of the Property. Such documents will have included, to the extent such are in Seller's possession, all drawings, specifications, soils reports, engineering and architectural studies, hazardous unit studies, hydrology reports, topographical maps, grading plans and similar data. Seller shall permit Buyer reasonable access to the Property, shall cooperate with Buyer in the making of its investigations but shall not be obligated to incur any out-of-pocket expense in connection therewith. Buyer shall not perform any invasive or destructive testing or sampling of any portion of the Property without Seller's prior consent to the proposed work plan for such testing or sampling and of the contractor(s) which are to perform such work, which consent shall not unreasonably be withheld or delayed. By proceeding to increase the Deposit and to purchase the Property, Buyer acknowledges that Seller has given Buyer every opportunity to consider, inspect and review to its satisfaction the physical, environmental, economic and legal condition of the Property and all documents and information in Seller's possession which Buyer deems material to the purchase of the Property.

                    (b) Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, liability and expense (including reasonable attorneys' fees) arising out of the activities of Buyer, its employees, contractors and agents on the Property prior to the close of escrow. This indemnification shall survive the closing of Buyer's purchase of the Property or the termination of this Agreement. Prior to any entry onto the Property by Buyer or its agents, Buyer shall deliver to Seller evidence of Buyer's commercial general liability insurance, which may be provided under a blanket policy, with blanket contractual obligations endorsement, and a minimum limit of at least Five Million Dollars ($5,000,000), endorsed to name Seller as additional insured and to provide Seller with at least thirty (30) days' written notice prior to cancellation or material reduction in coverage.

                    (c) Other than as expressly set forth herein, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property or matters affecting the Property including, without limitation, the physical condition of the Property, title to or the boundaries of the Property, pest control matters, soil condition, the use, presence or release of Hazardous Materials as defined, other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns and all other information pertaining to the Property. Buyer acknowledges that Buyer has not and shall not rely on any of the studies, reports, maps or other documents, if any, made available by Seller to Buyer, and to the extent that Seller has delivered or made available to Buyer any such documents, it has done so strictly as an accommodation to Buyer and without any representation or warranty, express or implied, concerning the accuracy or completeness of the information contained in such documents. Buyer acknowledges and agrees that (i) Buyer has entered into this Agreement with the intention of relying upon its own investigation of the physical, environmental, economic and legal condition of the Property, and (ii) other than those representations and warranties expressly set forth herein or in any instrument delivered by Seller at closing, Buyer is not relying upon any representations or warranties made by Seller or anyone acting or claiming to act on Seller's behalf concerning the Property. Subject to the representations, warranties and covenants of Seller expressly set forth herein, Buyer shall purchase the Property in its "AS IS" condition, "WITH ALL FAULTS" on the Closing Date and assumes the risk that adverse physical, environmental, economic or legal conditions may not have been revealed by its investigation.

          Section 3.5 BUYER'S RELEASE. The release of Claims (as defined below) set forth in this Section 3.5 shall be referred to as the "RELEASE." Buyer hereby for itself and each and all of its successors-in-interest in chain of title to the Property and each and all of their respective heirs, executors, successors and assigns (collectively, the "WAIVER PARTIES") hereby forever, absolutely, unconditionally and completely releases and discharges the Released Parties from and against any and all actual, threatened or potential claims, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and nonstatutory), and, whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves, that any of the Waiver Parties may now or hereafter have against any of the Released Parties (collectively, "CLAIMS"), and that arise in connection with or in any way are related to (i) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property,
(ii) any compliance or non-compliance with Environmental Laws regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from or about the Property, (iii) any acts, omissions, services or other conduct related to any of the foregoing items "(i)" or "(ii)," inclusive, and/or (iv) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items "(i)" - "(iii)," inclusive and that is related to pollution or protection of the environment, natural resources, or public health and safety.

          BUYER HEREBY SPECIFICALLY WAIVES THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE ("SECTION 1542") AND ANY SIMILAR LAW OF ANY OTHER STATE, TERRITORY OR JURISDICTION. SECTION 1542 PROVIDES:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.


                                               _____________________________
                                               Buyer

                                   ARTICLE IV

                  WARRANTIES AND REPRESENTATIONS AND COVENANTS

          Section 4.1 SELLER'S WARRANTIES AND REPRESENTATIONS. Seller hereby makes the following representations and warranties to Buyer which, subject to the limitations set forth in this Agreement, shall survive the close of Escrow and the recording of the Deed.

                    (a) Seller is a corporation, duly existing and organized under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Seller have been taken. Seller's execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Seller is organized, any agreement to which Seller is a party or by which Seller or the Property is bound. When Seller gives notice to Buyer that this Agreement has been approved by Seller's Board of Directors, then this Agreement will have been, and the documents contemplated to be delivered by Seller at closing will be, duly authorized, executed and delivered by Seller and is and will be the legal, valid and binding obligations of Seller.

                    (b) Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code Section 1445 and any related regulations.

                    (c) Other than approval by Seller's Board of Directors and other than the City of San Jose with respect to the Development Agreement other than the Site Development Permit which affect the Land, no approval, consent, waiver, filing, registration or qualification with any third party, including, but not limited to, any governmental bodies, agencies or instrumentalities, is required to be made, obtained or given for the execution, delivery and performance of this Agreement or any of the Seller Closing Documents by Seller.

                    (d) There are no leases executed by Seller or its predecessors in title or other rights of occupancy or use granted by Seller or its predecessors in title of any portion of the Property which would become an obligation of Buyer upon close of escrow.

                    (e) There is no litigation, including any arbitration or other proceeding by or before any court, arbitrator or governmental or regulatory official, body or authority which is pending against Seller or of which Seller has received written notice directed to Seller relating to the Property or the sale contemplated hereunder.

                    (f) Seller has not received any written notice directed to Seller from any governmental authority having jurisdiction over the Property of, any violation of any law, ordinance, order or regulation (including ADA) affecting the Property, or any portion thereof, which has not heretofore been complied with.

                    (g) Copies of current real estate tax bills with respect to the Property have been delivered or made available to Buyer. No portion of the Property comprises part of a tax parcel which includes property other than property comprising all or a portion of the Property.

                    (h) Seller has made available for inspection all documents in its possession pertaining to the physical condition of and potential for development of the Property.

          Section 4.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the following representations and warranties to Seller which, subject to the limitations set forth in this Agreement, shall survive the close of Escrow and the recording of the deeds. Buyer is a corporation, duly existing and organized under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer have been taken. Buyer's execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Buyer is organized, any agreement to which Buyer is a party or by which Buyer or the Property is bound. This Agreement has been, and the documents contemplated to be delivered by Buyer at closing will be, duly authorized, executed and delivered by Buyer and is and will be the legal, valid and binding obligations of Buyer.

          Section 4.3 RESTATEMENT AT CLOSING. The foregoing warranties and representations of Seller and Buyer shall be deemed restated and remade by Seller and Buyer in their entirety as of the Closing Date. If at any time after the Effective Date and prior to the Closing Date, there is a change in circumstances or either Seller or Buyer acquires any information or knowledge which would, without disclosure, make any of the warranties or representations made by either of the parties materially untrue or materially misleading, then the party obtaining such knowledge shall immediately notify the other party and such event shall be governed by the provisions of paragraphs 3.1(a) and 3.2(b).

          Section 4.4 LIMITATIONS. The parties agree that (a) Seller's warranties and representations contained in this Agreement and in any document (including any estoppel or other certificate) executed by Seller pursuant to this Agreement shall survive Buyer's purchase of the Property only for the Limitation Period, and (b) Buyer shall within the Limitation Period provide written notice to Seller of any breach of such warranties or representations and shall allow Seller thirty (30) days following the giving of such notice within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period not to exceed one hundred eighty (180) days, so long as such cure has been commenced within such thirty
(30) days and diligently pursued. If Seller fails to cure such breach after actual notice and within such cure period, Buyer's sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within ninety (90) days after the last day Seller was entitled to cure such breach hereunder or after Seller provides Buyer with notice of termination of such cure effort. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations. Notwithstanding the foregoing, no representation or warranty shall survive the close of Escrow if, at the time of closing, the party intended to be benefited knew of a breach of such representation or warranty as of such closing.

          Section 4.5 COVENANT NOT TO SUE. Buyer, on its own behalf and on behalf of each of the other Waiver Parties, covenants and agrees never to sue or otherwise commence, or prosecute any action or other proceeding against any of the Released Parties, for a claim released pursuant to the Release (collectively, "COVENANT NOT TO SUE"). If any of the Waiver Parties asserts a claim that is contrary to the Release, said Waiver Party shall indemnify, defend and hold harmless the Released Parties against whom such claim is asserted for all liabilities, including court costs and reasonable attorneys, fees, which are asserted against any of the Released Parties in connection with such action or proceeding. The parties hereto agree that this Covenant Not to Sue may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Release, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein. In the event a Waiver Party breaches the Covenant Not To Sue, any Released Party damaged thereby shall be entitled to recover not only the amount of any judgment which may be awarded in favor of such damaged Released Party, but also for such other damages, costs, and expenses as may be incurred by such damaged Released Party, including court costs, reasonable attorneys' fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Release and the Covenant (as defined below) or any provision thereof.

          Section 4.6 BUYER'S INDEMNITY. At closing, Buyer shall execute, acknowledge and deliver through recordation to Seller a Release Agreement and Covenant Not to Sue in the form of EXHIBIT E hereto (the "Covenant").

          Section 4.7  SELLER'S COVENANTS.

                    (a) Between the Effective Date and the Closing Date (or termination of this Agreement) Seller shall:

                               (i) maintain the Property in the ordinary course
of Seller's business, and substantially in accordance with present practice;

                              (ii) not transfer or enter into any contract to
transfer the Property which is not conditioned upon Buyer's failure to purchase the Property or create on the Property any easements, liens, mortgages, encumbrances or other interests which will survive the closing; and not apply for any changes in the zoning classification of the Property; and

                             (iii) not enter into any contract
pertaining to the use or occupancy of the Property or enter into any agreement pertaining to the maintenance of the Property which is not terminable upon thirty (30) days' notice.

                    (b) Seller shall pay the cost of an ALTA/ASTM survey of the Land but only with such certifications as Buyer reasonably may require.

                    (c) Upon or prior to the close of escrow Seller shall cause to be removed of record all deeds of trust, mechanics' liens, the liens of delinquent property taxes and assessments and similar monetary liens created by, through or under Seller.

                    (d) Upon or prior to the close of escrow, Seller shall terminate any and all contracts, leases and other agreements affecting the Property.

                                   ARTICLE V

                               CONDITIONS OF TITLE

          Section 5.1 CONDITION OF TITLE. Buyer shall accept title to the Property subject to the following matters: (i) as of Closing Date, the lien for current real property taxes not yet due and payable including any supplementary taxes which may be imposed as a result of Buyer's purchase of the Property from Seller; (ii) exceptions 1, 2 (as to taxes and assessments accruing following the Closing Date) and 3 through 19, as shown on the Preliminary Report issued under Order No. 517718 and exceptions 1, 2 (as to taxes and assessments accruing following the Closing Date) and 3 through 15, as shown on the Preliminary Report issued under Order No. 517719, as well as the Development Agreement among City, Seller and BNP Leasing, dated August 5, 1997 (the "Development Agreement");
(iii) such amendments of the Site Development Permit described in exception Nos. 18 and 19 in the Preliminary Report issued under Order No. 517718 and of the Development Agreement as shall have been applied for by Seller and not disapproved by Buyer on or before the end of the Investigation Period; and (iv) matters created by, through or under Buyer. All of the foregoing shall be, collectively, the "PERMITTED EXCEPTIONS."

          Section 5.2 CURE OF TITLE DEFECTS. If, prior to the Closing Date, the Title Company discloses any title exceptions other than the Permitted Exceptions, then Seller, at its sole option, shall have thirty (30) days from the giving of notice by Buyer or the Title Company to Seller to cause to be removed as exceptions or insured over at no expense to Buyer such exceptions. If such 30-day period extends beyond the scheduled Closing Date, the Closing Date shall be extended until the first business day following the expiration of such 30-day period.

                                   ARTICLE VI

                               ESCROW AND CLOSING

          Section 6.1   ESCROW ARRANGEMENTS.

                    (a) An escrow for the purchase and sale contemplated by this Agreement has been opened by Seller with Title Company (the "ESCROW"). On or before the Closing Date, Seller and Buyer shall each deliver escrow instructions to the Title Company consistent with this Article VI and the parties shall deposit in the Escrow the funds and documents described below.

                    (b) Buyer may cause the Closing Date to be delayed until September 5, 2000 by payment directly to Seller on or before 5:00 p.m. PDST on July 5, 2000 of One Million Five Hundred Thousand Dollars ($1,500,000) in immediately available funds, which amount shall not be credited against the Purchase Price.

                    (c) Seller shall deposit into Escrow:

                               (i) a duly executed and acknowledged deed to
Buyer and/or permitted assignees of Buyer's rights under this Agreement in the form attached to this Agreement as EXHIBIT F (the "GRANT DEED");

                              (ii) two (2) duly executed and acknowledged
counterparts of the Covenant;

                             (iii) a duly executed counterpart of the
Assignment of Intangible Property;

                              (iv) a duly executed Affidavit of Non-foreign
Status in the form attached to this Agreement as EXHIBIT G (the "AFFIDAVIT");

                               (v) a duly executed California Franchise Tax
Board Form 590 (the "FORM 590");

                              (vi) three (3) executed counterparts of a
Designation Agreement in the form attached hereto as EXHIBIT H (the "DESIGNATION AGREEMENT"); and

                             (vii) Seller's escrow instructions and
preliminary closing statements consistent with the terms of this Agreement.

                    (d) Buyer shall deposit into Escrow:

                               (i) cash in the amount of the Purchase Price as
adjusted for prorations, less the Deposit ("SELLER'S FUNDS"), plus sufficient additional cash to pay Buyer's share of all Escrow costs and closing expenses;

                              (ii) two (2) duly executed and acknowledged
counterparts of the Covenant;

                             (iii) an executed counterpart of the Assignment of
Intangible Property

                              (iv) three (3) duly executed counterparts of the
Designation Agreement; and

                               (v) Buyer's escrow instructions and preliminary
closing statements consistent with the terms of this Agreement.

          Section 6.2   CLOSING. Title Company shall close the Escrow by:

                    (a) executing three (3) counterparts of the Designation Agreement;

                    (b) recording in the Official Records of Santa Clara County the Grant Deed and an executed counterpart of the Covenant;

                    (c) issuing Buyer's Title Policy to Buyer;

                    (d) delivering to Buyer the Affidavit, the Form 590, a complete counterpart of the Assignment of Intangible Property, the Designation Agreement and the Covenant; and

                    (e) delivering to Seller Seller's Funds (after adjusting for prorations, Escrow costs and closing expenses as described below), a counterpart of each of the Assignment of Intangible Property and the Designation Agreement and, through recordation, a counterpart of the Covenant.

          Section 6.3   PRORATIONS AND CREDITS.

                    (a) The following shall be apportioned with respect to the Property as of 12:01 a.m. on the Closing Date, as if Buyer were vested with title to the Property during the entire day of the Closing Date:

                              (i) taxes and assessments (including, without
limitation, personal property taxes on the Personal Property) and assessments levied against the Property ("PROPERTY TAXES"). Buyer and Seller shall prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable. Any taxes paid at or prior to the Closing Date shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have been determined but have not been paid before closing, Seller shall be charged and Buyer credited at closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Buyer shall pay the taxes and assessments prior to their becoming delinquent. If the actual taxes and assessments are not known at closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days of the issuance of final tax bills. Seller shall pay any supplemental Property Taxes which relate to the period prior to the Closing Date. The foregoing obligation shall survive the close of Escrow.

                              (ii) Gas, electricity and other utility charges
for which Seller is responsible, if any; such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to the Closing Date (dated not more than two (2) days prior to the Closing Date) or, if unmetered, on the basis of a current bill for each such utility; and

                    (b) The obligations under this Section shall survive the close of Escrow.

          Section 6.4 OTHER CLOSING COSTS. Buyer and Seller shall each pay one-half of the Escrow fees and recording fees for the Deed and the Covenant and one-half of City transfer taxes. Seller shall pay County transfer taxes and the premium for a California Land Title Association standard coverage owner's policy in the amount of the Purchase Price. Buyer shall pay all additional premiums for Buyer's Title Policy, including without limitation, the cost of any endorsements thereto requested by Buyer. All other costs of Escrow and closing of this transaction shall be apportioned in accordance with custom in the County of Santa Clara.

                                  ARTICLE VII

                                  MISCELLANEOUS

          Section 7.1 DAMAGE OR DESTRUCTION. If there shall be damage to or destruction of the Personal Property during the period from the Effective Date through the Closing Date (the "CONTRACT PERIOD"), then Seller shall promptly notify Buyer and the provisions of this Section shall be applicable.

                    (a) Buyer shall proceed to purchase the Property pursuant to this Agreement notwithstanding such damage or destruction. Seller shall promptly conclude the loss adjustment under any insurance which Seller may have related to such damage or destruction. Any casualty insurance proceeds for damage or destruction during the Contract Period received by Seller prior to the Closing Date and not expended on restoration of the Property before the Closing Date shall be delivered by Seller to Buyer on the Closing Date. Any casualty insurance proceeds received by Seller after the Closing Date for damage or destruction during the Contract Period and not expended by Seller on restoration of the Property shall be promptly delivered by Seller to Buyer.

                    (b) Seller shall cooperate fully with all reasonable requests of Buyer in the processing of such insurance claims and shall keep Buyer reasonably informed as to the status thereof. Subject to the consent of its insurance carriers and the holder of any lien on the Property, upon the close of Escrow, Seller shall assign to Buyer all of Seller's rights under any policy or policies of casualty covering losses to the Property occurring during the Contract Period and not expended prior to the close of Escrow for repair or reconstruction.

          Section 7.2 BROKERAGE COMMISSIONS AND FINDER'S FEES. Each party to this Agreement warrants to the other that other than Cornish & Carey Commercial ("SELLER'S BROKER") no person or entity can properly claim a right to a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "REAL ESTATE COMPENSATION") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Seller shall pay any Real Estate Compensation due under its agreement with Seller's Broker. Each party hereby agrees to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys' fees and returned commissions) resulting from any claim for Real Estate Compensation by any person or entity based upon such acts or from payment of Real Estate Compensation to any person by the indemnifying party. This indemnification and defense obligation shall survive the close of the Escrow contemplated herein and, if such Escrow does not close, the termination of this Agreement.

          Section 7.3 SUCCESSORS AND ASSIGNS. The terms, covenants, and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, and assigns. Buyer shall not assign any of Buyer's rights or duties hereunder (a) except to an entity which is directly or indirectly wholly-owned by Buyer or (b) otherwise with respect to an assignment which is effective simultaneous with the close of Escrow without the prior written consent of Seller which shall not unreasonably be withheld. In all events, no such assignment shall be effective unless such assignee explicitly assumes, for the benefit of Seller, Buyer's obligations under this Agreement pursuant to an instrument delivered to Seller. Seller shall not convey the Property except to an entity which explicitly assumes, for the benefit of Seller, Buyer's obligations under this Agreement pursuant to an instrument delivered to Seller and which executes, acknowledges and delivers the Covenant. Upon such assignment, assumption and conveyance, Palm, Inc. shall be released from all obligations and liability to Seller other than those arising out of: (a) Buyer's obligations under paragraph 3.4(b), (b) the release set forth in Section 3.5, (c) the covenant not to sue in Section 4.5, (d) the actions of Buyer or those for whom it is liable, or (e) Buyer's breach of this Agreement occurring prior to such release.

          Section 7.4 NOTICES. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered, sent by facsimile, reputable overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if mailed, two (2) business days after the date of posting by the United States post office, (c) if delivered by Federal Express or other overnight courier for next business day delivery, the next business day or (d) if sent by facsimile, with the original sent on the same day by overnight courier, the date on which the facsimile is received, provided it is before 5:00 P.M. Pacific Time. Notice of change of address shall be given by written notice in the manner detailed in this Section
7.4. Rejection or other refusal to accept or the inability to deliver because of a change in address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent. Unless changed in accordance herewith, the addresses for notices given pursuant to this Agreement shall be as follows:


           If to Seller:                               3Com Corporation
                                                       5400 Bayfront Plaza
                                                       Santa Clara, CA  95052
                                                       Attn:  Abe Darwish
                                                       Tel:  (408) 326-5000
                                                       Fax:  (408) 326-5718

           with a copy to:                             Thelen Reid & Priest LLP
                                                       101 Second Street, Suite 1800
                                                       San Francisco, CA  94105
                                                       Attn:   Richard Shapiro
                                                       Tel:  (415) 369-7117
                                                       Fax:  (415) 371-1211

           If to Buyer:                                Palm, Inc.
                                                       5400 Bayfront Plaza
                                                       Santa Clara, CA 95052
                                                       Attn:  John Igoe
                                                       Tel:  (408) 326-9805
                                                       Fax:  (408) 326-9998

           with a copy to:                             Gray Carey Ware & Freidenrich LLP
                                                       400 Hamilton Avenue
                                                       Palo Alto, CA  94301
                                                       Attn:  Jeffrey Trant
                                                       Tel:  (650) 833-2023
                                                       Fax:  (650) 328-3029


          Section 7.5 TIME. Time is of the essence of every provision contained in this Agreement.

          Section 7.6 INCORPORATION BY REFERENCE. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

          Section 7.7 ATTORNEYS' FEES. In the event any dispute between Buyer and Seller should result in arbitration or litigation, the prevailing party, if any, as determined by the court or arbitrator, shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees. The obligations of the parties under this Section shall survive the close of Escrow or the termination of this Agreement.

          Section 7.8 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this Agreement.


          Section 7.9 NO MERGER. The provisions of this Agreement shall not merge with the delivery of the Grant Deed contemplated in this Agreement but shall, except as otherwise provided in this Agreement, survive the close of Escrow.

          Section 7.10  CONFIDENTIALITY AND RETURN OF DOCUMENTS.

                    (a) Buyer and Seller shall each maintain as confidential this Agreement and any and all documents and information obtained about the other or, in the case of Buyer, about the Property and prior to Buyer's purchase of the Property shall not disclose such information to any third party, except to their respective agents partners, directors, officers, employees, advisers, counsel, accountants, lenders, potential lenders, members and shareholders, with a legitimate need to know such information, and except to the extent required by law or court order. Prior to receiving a copy of this Agreement or any confidential information described above, all of Buyer's representatives shall execute and deliver a confidentiality agreement in the form attached as EXHIBIT J. The foregoing obligations shall not apply to information or materials which is or otherwise becomes available to the public.

                    (b) In the event the transaction contemplated hereunder is not consummated, Buyer shall deliver to Seller all drawings, permits, applications, reports, engineering data, and any other documents, instruments, or information of any kind relating to the Property (other than financial projections and marketing reports prepared by or for Buyer) including drawings for potential development of the Property, provided by Seller, its agents and contractors to Buyer, and all of the foregoing shall immediately become the property of Seller. This Section 7.10 shall survive the close of Escrow or termination of this Agreement.

          Section 7.11 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of California.

          Section 7.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

          Section 7.13 ENTIRE AGREEMENT. This Agreement and the attached exhibits, which are by this reference incorporated herein and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding. This Agreement may be amended only by a written agreement so specifying, executed by both parties.

          Section 7.14 LIMITATION OF SELLER'S LIABILITY. The aggregate liability of Seller to Buyer and all those claiming by or through Buyer for claims, demands, damages, expenses (including attorneys' fees), suits, awards, judgments and liabilities asserted, awarded or otherwise recovered against Seller in connection with this Agreement or the Property (all of the foregoing are, collectively, "LIABILITIES") shall not exceed the proceeds, if any, of insurance received by Seller in connection with such Liabilities plus One Million Dollars ($1,000,000) (plus, if the transaction does not close, a return of the Deposit).

          Section 7.15 NO WAIVER. The failure by either party to enforce against the other any term of this Agreement shall not be deemed a waiver of such party's right to enforce against the other party the same or any other term in the future.

          Section 7.16 SEVERABILITY. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not herein contained.

          Section 7.17 WAIVER OF JURY TRIAL. EACH OF SELLER AND BUYER HEREBY WAIVES ANY AND ALL RIGHTS THAT EACH MAY NOW OR HEREAFTER

HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL CAUSES OF ACTION, DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS, WHETHER IN CONTRACT, TORT OR OTHERWISE, IN ANY SUCH ACTION OR PROCEEDING. EACH OF SELLER AND BUYER UNDERSTAND THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH OF SELLER AND BUYER INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, WITHOUT LIMITATION, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

          Section 7.18 FURTHER ASSURANCES. Each party agrees to perform, execute and deliver, on or after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

BUYER:                                           SELLER:

PALM, INC.                                       3COM CORPORATION,
a Delaware corporation,                          a Delaware corporation

By: /s/ John Igoe                                By: /s/ Abe Darwish
   --------------------------                       -------------------------
Name: John Igoe                                 Name:  Abe Darwish
     ------------------------                        ------------------------
Its: Vice President, Real                       Its: Vice President, Real
     Estate and Site Services                        Estate and Site Services
     ------------------------                        ------------------------

                                    EXHIBIT A

                               DESCRIPTION OF LAND

         All of that certain real property in the County of Santa Clara, State of California, described as follows:

                                   EXHIBIT B

                    FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY

          THIS ASSIGNMENT OF INTANGIBLE PROPERTY, made as of _______________, 2000, by and between 3COM CORPORATION, a Delaware corporation ("ASSIGNOR"), and _______________, a ____________________ ("ASSIGNEE"),

                               W I T N E S S E T H

          FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Assignor and Assignee agree as follows:

          1.        ASSIGNMENT AND ASSUMPTION.

                    (a) Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in and to the intangible property which consists of reports regarding the physical condition of that certain real property (the "Land") described in EXHIBIT A hereto and to the extent applicable to the Land, Seller's rights under those certain documents listed in EXHIBIT B hereto, to the extent transferable (the "Intangible Property").

                    (b) Assignee hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Intangible Property to be performed by the owner of the Land, which accrue from and after the date hereof.

          2. "AS-IS". This assignment is made by Assignor "as-is" without warranties, express or implied, other than that to the extent Assignor assigns any rights to reports prepared by third parties for Assignor, Assignor shall have paid all amounts due from Assignor to the preparers of such reports.

          3. FURTHER ASSURANCES. Assignor and Assignee agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

          4. GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

          5. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective personal representatives, heirs, successors and assigns.

          6. COUNTERPARTS. This Assignment may be executed in counterparts, and all counterparts so executed shall constitute one agreement, binding on all parties, even though all parties are not signatory to the same counterpart.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first hereinabove written.

                                                   ASSIGNOR:

                                                   3COM CORPORATION,
                                                   a Delaware corporation

                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Its:
                                                       -----------------------

                                                   ASSIGNEE:

                                                   [--------------------------]
                                                   a
                                                    --------------------------

                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Its:
                                                       -----------------------

                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Its:
                                                       -----------------------

                                    Exhibit A
                       to Assignment of Intangible Property

                             DESCRIPTION OF THE LAND

                                    Exhibit B
                                  To Assignment
                             of Intangible Property

                                 LIST OF PERMITS

Development Agreement by and between the City of San Jose and 3Com Corporation relative to the Development of Property in North San Jose, dated August 5, 1997, as amended.

Site Development Permit HSH 96-12-089, as amended.

                                    EXHIBIT C

                       FORM OF DEPOSIT ESCROW INSTRUCTIONS
                                  May 22, 2000


First American Title Company
1737 North First Street
San Jose, CA  95112
Attn:  Carol Weir

                    Re: Purchase and Sale of Land at Highway 237 and North First Street,
                              San Jose, California
                              Your Escrow No. 518350

Ladies/Gentlemen:

          3Com Corporation, a Delaware corporation ("SELLER"), and Palm, Inc., a Delaware corporation ("BUYER") have entered into that certain Agreement for Purchase and Sale of Land at Highway 237 and North First Street, San Jose, California, dated as of May 22, 2000 (the "AGREEMENT"), pursuant to which Seller has agreed to sell and convey to Buyer certain real property situated in San Jose, California (as more particularly described in the Agreement, the "PROPERTY"), and Buyer has agreed to purchase the Property from Seller. You have opened the above-referenced escrow (the "ESCROW") in connection with the transaction contemplated by the Agreement.

          Pursuant to the terms of the Agreement, Buyer is herewith depositing into Escrow the sum of $2,500,000 ("INITIAL DEPOSIT") which amount shall be credited against the purchase price for the Property to be purchased by Buyer from Seller. If on or before July 6, 2000, Buyer gives notice to you demanding return of the Initial Deposit, you are to do so promptly and without further notice from Seller.

          If you receive additional funds from Buyer as an increase to the Initial Deposit, all amounts held by you shall be the "DEPOSIT." After July 6, 2000, you shall not make any disbursements from Escrow except upon the joint instructions of both Seller and Buyer.

          Any amounts held by you in this Escrow as the Deposit may, at Buyer's direction, be invested initially for Buyer's account. Buyer's tax identification number is ________________. All such investments shall be subject to Seller's consent, which Seller agrees shall not unreasonably be withheld.

          These deposit escrow instructions may be executed in one or more counterparts. All counterparts so executed shall constitute one set of instructions, binding on all parties, even though all parties are not signatories to the same counterpart.

          By signing below you hereby acknowledge the terms contained herein and agree to proceed strictly in accordance herewith.

          Time is of the essence of these instructions.

                                                Sincerely,

                                                SELLER:

                                                3Com Corporation,
                                                a Delaware corporation

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Its:
                                                    --------------------------

                                                BUYER:

                                                PALM, INC.,
                                                a Delaware corporation

                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Its:
                                                    --------------------------
                                                By:
                                                   ---------------------------
                                                Name:
                                                     -------------------------
                                                Its:
                                                    --------------------------

AGREED AND ACKNOWLEDGED:

FIRST AMERICAN TITLE COMPANY

By:                                             Dated:
   ----------------------------                       --------------------------
Name:
     --------------------------
Its:
    ---------------------------
                                      C-2

                                    EXHIBIT D

                                   [RESERVED]

                                    EXHIBIT E

                FORM OF RELEASE AGREEMENT AND COVENANT NOT TO SUE

WHEN RECORDED,
RETURN TO:

Thelen Reid & Priest LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
Attention:  Richard Shapiro

                    RELEASE AGREEMENT AND COVENANT NOT TO SUE

          THIS RELEASE AGREEMENT AND COVENANT NOT TO SUE ("RELEASE AGREEMENT") is dated ____________________, 2000 ("AGREEMENT DATE"), and is made and entered into by and among _______________________, a _____________, ("Buyer"), and 3Com
Corporation, a Delaware corporation ("SELLER").

                                 R E C I T A L S

          This Release Agreement is made with reference to the following facts and intentions of the parties:

          A. A Purchase and Sale Agreement dated as of May 22, 2000 has been entered into by and between Palm, Inc., a Delaware corporation, Buyer's predecessor-in-interest, and Seller ("PURCHASE AGREEMENT"), for the purchase and sale of certain real property described in EXHIBIT A attached hereto (the "PROPERTY").

          B. Pursuant to and as a condition of Seller's obligations under the Purchase Agreement, Buyer has agreed to execute and record this Release Agreement in the Official Records of the City and County of Santa Clara, California, on the Closing Date (as that term is defined in the Purchase Agreement) immediately following the recording therein of the grant deed pursuant to the Purchase Agreement and prior to the recording of any other matters or liens that would affect title in order to set forth the agreement of the parties herein.

          C. This Agreement is intended to provide a full and complete release, waiver of rights, and covenant not to sue, for the benefit of the Released Parties (as defined in Section 3 below) concerning matters relating to Hazardous Materials, Waste Materials and environmental matters concerning the Property, as more fully set forth below.

          D. Seller would not have agreed to enter into the Purchase Agreement and become obligated to convey the Property to Buyer without a condition thereto being the entry into this Release Agreement by the parties hereto.

                                A G R E E M E N T

          NOW, THEREFORE, in consideration of the foregoing recitals and as a material part of the consideration for the entering into the Purchase Agreement, the conveyance of the Property to Buyer and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto agree to the provisions hereinafter set forth, as follows:

          1. RELEASE. The release of Claims (as defined below) set forth in this Section 1 shall be referred to as the "RELEASE". Buyer hereby for itself and each and all of its successors-in-interest in chain of fee title to the Property and each and all of their respective heirs, executors, successors and assigns (collectively, the "WAIVER PARTIES") hereby forever, absolutely, unconditionally and completely releases and discharges the Released Parties (as defined in Section 3 hereof) from and against any and all actual, threatened or potential claims, suits, proceedings, actions, causes of action, demands, liabilities, losses, obligations, orders, requirements or restrictions, liens, penalties, fines, charges, debts, damages, costs, and expenses of every kind and nature, whether now known or unknown, whether foreseeable or unforeseeable, whether under any foreign, federal, state or local law (both statutory and nonstatutory), whether asserted or demanded by a third party against any of the Waiver Parties or incurred directly or indirectly by any of the Waiver Parties themselves, that any of the Waiver Parties may now or hereafter have against any of the Released Parties (collectively, "CLAIMS"), and that arise in connection with or in any way are related to (i) any Handling (as defined in Section 3 hereof) of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property, (ii) any compliance or non-compliance with Environmental Laws (as defined in Schedule 3 below) regarding any Waste Materials, Hazardous Materials or any Handling related thereto at, beneath, to, from or about the Property, (iii) any acts, omissions, services or other conduct related to any of the foregoing items "(i)" or "(ii)," inclusive, and/or (iv) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items "(i)" - "(iii)," inclusive and that is related to pollution or protection of the environment, natural resources, or public health and safety.

          2. CIVIL CODE SECTION 1542 RELEASE. In furtherance of the intentions set forth herein, Buyer acknowledges that it is familiar with Section 1542 of the California Civil Code, which provides as follows:

                    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Buyer, on behalf of itself and the other Waiver Parties, waives and relinquishes any right or benefit which it has or may have under California Civil Code
Section 1542 or any similar provision of the statutory or nonstatutory law of any other jurisdiction, pertaining to the Released Matters. Buyer acknowledges that in connection with such waiver and relinquishment, it is aware that it or its attorneys, accountants, consultants or other experts or representatives or contractors may hereafter discover facts, liabilities, claims or other matters in addition to or different from those which it now knows to believe to exist with respect to the Released Matters, but that it is Buyer's intention to hereby fully, finally and forever to release all of the Released Matters as set forth herein. In furtherance of this intention, the Release shall be and remain in effect as full and complete notwithstanding the discovery or existence of any such additional or different claim or fact.

          3.        DEFINITIONS.

                    (a) ENVIRONMENTAL LAWS. The term "ENVIRONMENTAL LAWS" means any applicable foreign, federal, state or local law, statute, regulation, rule, ordinance, permit, prohibition, restriction, license, requirement, agreement, consent, or approval, or any determination, directive, judgment, decree or order of any executive, administrative or judicial authority at any federal, state or local level (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, natural resources or public health and safety.

                    (b) HANDLING. The term "HANDLING" means, at any time and to any extent and in any manner whatsoever, any presence of or any handling, storing, transferring, transporting, treating, using, recycling, separating, sorting, incinerating; transforming, reconstituting, containing, containerizing, packaging, manufacturing, generating, abandoning, covering, capping, dumping, closing, maintaining, disposing, placing, discarding, encapsulating, filling, landfilling, investigating, monitoring, remediating, removing, responding to, reporting on, testing, releasing, contamination resulting from, spilling, leaking, pouring, emitting, emptying, discharging, injecting, escaping, migrating, or leaching.

                    (c) HAZARDOUS MATERIALS. The term "HAZARDOUS MATERIALS" means any material, waste, chemical, compound, substance, mixture, or byproduct that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental laws as a "hazardous constituent," "hazardous substance," "hazardous material," "extremely hazardous material," "hazardous waste," "acutely hazardous waste," "hazardous waste constituent," "infectious waste," "medical waste," "biohazardous waste," "extremely hazardous waste," pollutant," "toxic pollutant," or "contaminant," or any other formulation intended to classify substances by reason of properties that are deleterious to the environment, natural resources or public health or safety including, without limitation, ignitability, corrosiveness, reactivity, carcinogenicity, toxicity, and reproductive toxicity. The term "HAZARDOUS MATERIALS," shall include, without limitation, the following:

                              i. A "Hazardous Substance," "Hazardous Material,"
"Hazardous Waste," or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or the Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                              ii. An "Acutely Hazardous Waste," "Extremely
Hazardous Waste," "Hazardous Waste," or "Restricted Hazardous Waste," under
Section 25110.02, 25115, 25117 or

25122.7 of the California Health and Safety Code, or listed pursuant to Section 25140 of the California Health and Safety Code, as any of the foregoing may be amended;

                              iii. A "Hazardous Material," "Hazardous Substance"
or "Hazardous Waste" under Section 25281, 25316, 25501, or 25501.1 of the California Health and Safety Code, as any of the foregoing may be amended;

                              iv. "Oil" or a "Hazardous Substance" under Section
311 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, as may be amended; as well as any other hydrocarbonic substance, fraction, distillate or by-product;

                              v. Any substance or material defined, identified
or listed as an "Acutely Hazardous Waste," Extremely Hazardous Material," "Extremely Hazardous Waste," "Hazardous Constituent," Hazardous Material," Hazardous Waste," "Hazardous Waste Constituent," or "Toxic Waste" pursuant to Division 4.5, Chapters 10 or 11 of Title 22 of the California code of Regulations, as may be amended;

                              vi. Any substance or material listed by the State
of California as a chemical known by the State to cause cancer or reproductive toxicity pursuant to Section 25249.8 of the California Health and Safety Code, as may be amended;

                              vii. A "Biohazardous Waste" or "Medical Waste"
under Section 25020.5 of the California Health and Safety Code, as may amended;

                              viii. Asbestos and any asbestos containing
material; and/or

                              ix. A substance that, due to its characteristics
or interaction with one or more other materials, wastes, chemicals, compounds, substances, mixtures, or byproducts, damages or threatens to damage the environment, natural resources or public health or safety, or is required by any law or public entity to be remediated, including remediation which such law or public entity requires in order for property to be put to any lawful purpose.

                    (d) RELEASED PARTIES. The term "RELEASED PARTIES" means Seller, any other partners or co-venturers of Seller, any entity or person which is controlled by, under common control with or controls Seller or has a beneficial interest in common with Seller, parent business organizations, subsidiary business organizations, lenders who hold or held a security interest in all or a portion of the Property, the entity from which Seller acquired the Property, and its and their respective shareholders, officers, directors, partners, employees, servants, trustees, heirs and executors.

                    (e) WASTE MATERIALS. The term "WASTE MATERIALS" means any putrescible or nonputrescible solid, semisolid, liquid or gaseous waste of any type whatsoever, including, without limitation;

                              i. Any garbage, trash, refuse, paper, rubbish,
ash, industrial or commercial or residential waste, demolition or construction wastes, abandoned vehicles or parts thereof, discarded home and industrial appliances, sewage, sewage sludge, manure, vegetable or animal solid and semisolid waste, and any other item intended to be or actually dumped, abandoned, discarded, treated, transformed, incinerated, disposed of or recycled;

                              ii. Any "solid waste" as defined in the Solid
Waste Disposal Act, 42 U.S.C. Section 6901, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended;

                              iii. Any "solid waste" as defined in the
California Integrated Waste Management Act of 1989, California Public Resources Code Section 40000, et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

                              iv. Any "waste" as defined in the Porter Cologne
Water Quality Control Act, California Water Code Section 13000 et seq., including any regulations promulgated thereunder, as any of the foregoing may be amended.

          4. COVENANT NOT TO SUE. Buyer, on its own behalf and on behalf of each of the other Waiver Parties, covenants and agrees never to sue or otherwise commence, or prosecute any action or other proceeding against any of the Released Parties for a Claim released pursuant to the Release (collectively, "COVENANT NOT TO SUE"). If any of the Waiver Parties asserts a claim that is contrary to the Release, said Waiver Party shall indemnify and hold harmless the Released Parties against whom such claim is asserted for all liabilities, including court costs and attorneys' fees, which are asserted against any of the Released Parties in connection with such action or proceeding. The parties hereto agree that this Release Agreement may be pleaded by a Released Party as a full and complete defense to any action or proceeding by a Waiver Party that is contrary to the terms of the Release, and may be asserted as a basis for abatement of, or injunction against, said action or proceeding and as a basis for a cross-complaint for damages therein. In the event a Waiver Party breaches the Covenant Not to Sue, any Released Party damaged thereby shall be entitled to recover not only the amount of any judgment which may be awarded in favor of such damaged Released Party but also for such other damages, costs, and expenses as may be incurred by such Released Party, including court costs, attorneys' fees and all other costs and expenses, taxable or otherwise, in preparing the defense of, defending against, or seeking and obtaining abatement of, or injunction against, such action or proceeding, and establishing and maintaining the applicability of the Release and this Release Agreement or any provision thereof.

          5. INDEMNITY. Buyer shall indemnify, defend and hold the Released Parties harmless from and against any and all Claims (as such term is defined in Section 1(a)) to the extent caused by (i) any Handling of any Waste Materials or Hazardous Materials at, beneath, to, from or about the Property from and after the date of this Agreement and during the period Buyer owns the Property, (ii) any compliance or noncompliance with Environmental Laws from and after the date of this Agreement and during the period Buyer owns the Property regarding any Waste Materials, or Hazardous Materials related thereto which becomes located at or discharged or released from the Property during the period Buyer owns the Property, (iii) any acts, omissions, services or other conduct related to any of the foregoing items "(i)" or "(ii)," inclusive, and/or (iv) any condition, activity or other matter respecting the Property that is not addressed by any of the foregoing items "(i)" - "(iii)," inclusive and that is related to pollution or protection of the environmental, natural resources, or public health and safety and which occurs or accrues on or after the date of this Agreement.

          6. RECORDATION. It is the intention of the parties hereto that the provisions of this Release Agreement shall run with the land described in EXHIBIT A, and that this Release Agreement shall be recorded in the Official Records of the County of Santa Clara, California, as set forth in Recital Paragraph "A," above.

          7. EFFECTIVE DATE. This Release Agreement shall become effective immediately upon filing for record in the Official Records of Santa Clara, California.

          8. NOTICE. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be personally delivered, or delivered by commercial courier or by United States Mail, registered or certified, postage prepaid, return receipt requested, and shall be deemed delivered only upon actual receipt by the addressee or refusal to accept delivery. Mailed notices to the Buyer or the shall be addressed as set forth below:

              If to Seller:                      3Com Corporation
                                                 5400 Bayfront Plaza
                                                 Santa Clara, CA  95052
                                                 Attn:  Abe Darwish
                                                 Tel:  (408) 326-5000
                                                 Fax:  (408) 326-5718

              with a copy to:                    Thelen Reid & Priest LLP
                                                 101 Second Street, Suite 1800
                                                 San Francisco, CA  94105
                                                 Attn:  Richard Shapiro
                                                 Tel:  (415) 369-7117
                                                 Fax:  (415) 371-1211

              If to Buyer:

                                                 Attn:
                                                 Tel:  (   )
                                                 Fax:  (   )

              with a copy to:                    ____________________________
                                                 ____________________________
                                                 ____________________________

                                                 Tel: _______________________
                                                 Fax:  ______________________

     9.       MISCELLANEOUS.

                    a. This Release Agreement constitutes the entire understanding between the parties hereto respecting the subject matter hereof, and no additions to, or modifications of, any term or provision of this Release Agreement shall be effective unless set forth in writing and signed by all of the parties hereto, and appropriately recorded in the Official Records of Santa Clara County.

                    b. Without limiting the rights remedies of the Released Parties as provided in Section 4 hereof regarding the Covenant Not to Sue, in the event of any controversy, claim or dispute between the parties arising out of or relating to this Release Agreement or the breach thereof, the prevailing party shall be entitled to recover from the other party reasonable expenses, attorneys, fees, and costs. "PREVAILING PARTY" within the meaning of this Section shall include, without limitation, a party who brings an action against the other party after the other party is in breach or default, if such action is dismissed upon the other party's payment of the sums allegedly due or performance of the covenant allegedly breached, or if the party commencing such action or proceeding obtains substantially the relief sought by it in such action whether or not such action proceeds to a final judgment or determination.

                    c. All captions and headings in this Release Agreement are for purposes of reference and convenience only and shall not limit or expand the meaning of the provisions hereof.

                    d. This Release Agreement and each provision hereof shall be interpreted in accordance with their fair meaning and not against or in favor of any party.

                    e. This Release Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California applicable to instruments, persons and transactions which have legal contacts and relationships solely within the State of California. If any provisions of this Release Agreement shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                 SELLER:

                                                 3Com Corporation,
                                                 a Delaware corporation

                                                 By:___________________________
                                                 Name:_________________________
                                                 Its:__________________________

                                                 BUYER:

                                                 [____________________________],
                                                 a_____________________________

                                                 By:___________________________
                                                 Name:_________________________
                                                 Its:__________________________

                                                 By:___________________________
                                                 Name:_________________________
                                                 Its:__________________________

                                    Exhibit A
                            to Release Agreement and
                               Covenant Not To Sue

                              PROPERTY DESCRIPTION

          All of that certain real property in the County of Santa Clara, State of California, described as follows:

STATE OF CALIFORNIA            )
                               ) ss.
City and County of ____________)


          On _______________, 2000, before me _________________________, a
Notary Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

         WITNESS my hand and official seal.

Signature  ____________________________________ (Seal)


STATE OF CALIFORNIA            )
                               ) ss.
City and County of ____________)


          On _______________, 2000, before me _________________________, a
Notary Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

          WITNESS my hand and official seal.

Signature  ____________________________________ (Seal)

                                    EXHIBIT F

                               FORM OF GRANT DEED

Recorded at Request of and
When Recorded Mail to:

__________________________________
__________________________________
__________________________________
Attention:________________________

Mail Tax Statement to:

__________________________________
__________________________________
__________________________________
__________________________________


                                   GRANT DEED

          For valuable consideration, receipt of which is acknowledged, 3Com Corporation, a Delaware corporation, hereby grants to ___________________________________, a ____________________, the real property in the County of Santa Clara, State of California, described in EXHIBIT A attached hereto and made a part hereof, subject to all matters of record.

          Dated: ____________________, 2000.

                                                    3Com Corporation,
                                                    a Delaware corporation

                                                    By:_________________________
                                                    Name:_______________________
                                                    Title:______________________

                                                                    Exhibit A
                                                                to Grant Deed

                              PROPERTY DESCRIPTION

          All of that certain real property in the County of Santa Clara, State of California, described as follows:

STATE OF CALIFORNIA            )
                               ) ss.
City and County of ____________)


          On _______________, 2000, before me _________________________, a
Notary Public in and for the State of California, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the within instrument in his authorized capacity and that, by his signature on the within instrument, the person or entity upon behalf of which he acted executed the within instrument.

          WITNESS my hand and official seal.

Signature  ____________________________________ (Seal)

                                    EXHIBIT G

                                FORM OF AFFIDAVIT

                        CERTIFICATE OF NON-FOREIGN STATUS

          Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform __________________ ("BUYER") that a withholding of tax is not required upon the disposition of a U.S. real property interest by 3Com Corporation, a Delaware corporation ("SELLER"), the undersigned hereby certifies the following on behalf of Seller:

          1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

          2.        Seller's U.S. employer identification number is ___________;
and

          3. Seller's office address is 5400 Bayfront Plaza, Santa Clara, CA 95052.

          Seller understands that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

          Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

          Dated: ___________________, 2000.

                                                  3Com Corporation,
                                                  a Delaware corporation

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                   EXHIBIT H

                          FORM OF DESIGNATION AGREEMENT

                           (Escrow No. ______________)

          THIS DESIGNATION AGREEMENT (the "AGREEMENT"), dated as of _____________, 2000, is entered into by and between 3Com Corporation, a Delaware corporation (the "SELLER"), and ____________________________ ("BUYER"), and
___________________________, ("TITLE COMPANY").

                                   I. RECITALS

          A. Pursuant to that certain Agreement for Purchase and Sale entered into by and between Seller and Palm, Inc., dated as of May 22, 2000 (the "PURCHASE AGREEMENT"), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, an undivided interest in that certain real property located in the County of Santa Clara, State of California, and described more fully on attached EXHIBIT A (the "PROPERTY"). The purchase and sale of the Property pursuant to the Purchase Agreement is sometimes referred to below as the "TRANSACTION."

          B. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the "REPORTING REQUIREMENTS") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

          C. Pursuant to the Purchase Agreement, an escrow has been opened with Title Company through which the Transaction will be or is being closed. Title Company is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

          D. Seller, Buyer and Title Company desire to designate Title Company as the "REPORTING PERSON" (as defined in the Reporting Requirements) with respect to the Transaction as permitted by Treas. Reg. Section 1.6045-4(e)(5).

                                  II. AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and Title Company agree as follows:

          1. Title Company is hereby designated as the Reporting Person for the Transaction. Title Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

          2. Title Company hereby requests Seller to furnish to Title Company Seller's correct taxpayer identification number. Pursuant to such request, Seller hereby certifies to Title Company, under penalties of perjury, that Seller's correct taxpayer identification number is ___________. Seller acknowledges that any failure by to provide Title Company with Seller's correct taxpayer identification number may subject to civil or criminal penalties imposed by law.

          3. The names and addresses of the parties hereto are as follows:

          SELLER:                                3Com Corporation
                                                 5400 Bayfront Plaza
                                                 Santa Clara, CA  95052
                                                 Attn:  Abe Darwish
                                                        or Bill Skibitzke

          BUYER:                                 ______________________________
                                                 ______________________________
                                                 ______________________________
                                                 Attn:_________________________

          TITLE COMPANY:                         First American Title Company
                                                 1737 North First Street
                                                 San Jose, CA 95112
                                                 Attn:  Carol Weir

          4. Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which the date of closing of the Transaction occurs.

          IN WITNESS WHEREOF, the parties have entered into this Agreement.

                                                  3Com Corporation,
                                                  a Delaware corporation

                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                                                  [___________________________]


                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                                                  First American Title Company

                                                  By:_________________________
                                                  Name:_______________________
                                                  Title:______________________

                                   Exhibit A
                            to Designation Agreement

                              PROPERTY DESCRIPTION

          All of that certain real property in the County of Santa Clara, State of California, described as follows:

                                   EXHIBIT I

                            PRELIMINARY TITLE REPORT

                                   EXHIBIT J

                        FORM OF CONFIDENTIALITY AGREEMENT

                                  May 22, 2000

Palm, Inc.
5400 Bayfront Plaza
Santa Clara, CA  95052

                    Re:       CONFIDENTIALITY AGREEMENT

Ladies and Gentlemen:

          3Com Corporation ("SELLER") is the owner or the lessee of certain real property within the City of San Jose, California, identified as approximately
36.43 acres of vacant land at Highway 237 and North First Street, San Jose (the "PROPERTY").

          The undersigned is the prospective buyer of the Property, or its employee, consultant, prospective lender or investor ("RECIPIENT"). To induce Seller to permit the Recipient to review and inspect certain documents, files and other information relating to the Property and/or to perform tests or inspections of the Property ("CONFIDENTIAL INFORMATION," more fully defined below), and in consideration of Seller permitting such review and inspection, by signing where indicated below, Recipient, on behalf of itself, its employees, agents and representatives, hereby agrees and covenants as follows:

                                    AGREEMENT

          1. PURPOSE. Recipient agrees that its review and inspection of the Confidential Information shall be solely to conduct due diligence, on its own behalf and not as an agent, representative or broker of any undisclosed party, to enable Recipient, or the prospective buyer to which it provides counsel and which has been identified to Seller to determine whether or not to purchase the Property ("EVALUATION"). Recipient shall indemnify Seller and the agents, attorneys, and advisors of Seller (collectively, the "INDEMNIFIED PARTIES") and hold such Indemnified Parties harmless against all costs and expenses of any kind, including but not limited to attorneys' fees or claims by third parties of any right to brokerage commissions or fees, incurred by or on behalf of any Indemnified Party arising out of the Recipient's use or disclosure of the Confidential Information except as expressly permitted by the terms hereof.

          2. INFORMATION TO BE KEPT IN STRICT CONFIDENCE. The Recipient will use the Confidential Information solely for the purpose of the Evaluation and will keep the Confidential Information strictly confidential. The Recipient will not disclose Confidential Information to others, or take or use Confidential Information for its own purposes or the purposes of others; PROVIDED, HOWEVER, that the Recipient may disclose Confidential Information to attorneys, accountants, architects, engineers, consultants and/or financial advisers of Recipient that: (a) for purposes of the Evaluation, need to know the specific Confidential Information so disclosed in order to assist in the Evaluation; and (b) have executed and delivered to Seller an agreement in a form such as this.

          "CONFIDENTIAL INFORMATION" shall consist of any information, whether written (including information that is stored on machine-readable media) or oral, regarding the Property, the operation thereof and assets related thereto, that previously has not been publicly released by a duly authorized representative of Seller; including but not limited to proprietary information, any summary of information provided by Seller, leases, rent roll, operating statements, plans and specifications, engineering reports, Phase I report, survey of the Property, asbestos reports, permits, licenses, and contracts affecting the Property, or any information relating to the environmental condition of the Property or compliance by the buildings thereon with ADA, or any market analyses or lease proposals prepared by the property manager or others on behalf of Seller.

          3. NON-DISCLOSURE OF NEGOTIATIONS. That the fact that Seller and Recipient or the principal to which it reports have entered into negotiations with respect to a potential purchase and sale of the Property and that Confidential Information has been provided to the Recipient shall also be kept strictly confidential by the Recipient and shall be deemed to be "CONFIDENTIAL INFORMATION" for purposes of this Agreement.

          4. MAINTENANCE OF RECORDS. Recipient will maintain a record of the specific individuals to whom Confidential Information has been provided (each, an "INFORMED INDIVIDUAL") and will be responsible for any breach of any of the agreements contained herein by any Informed Individual. No Informed Individual shall disclose to any other person the fact that the Confidential Information has been made available to such Informed Individual.

          5. DISCLOSURE REQUIRED BY LAW. If disclosure of Confidential Information is compelled by deposition, interrogatory, subpoena, civil investigative demand or similar legal process, Recipient shall give prompt notice to Seller so that Seller may seek an appropriate protective order and/or take any other action. In the event that a protective order is not obtained, or that Seller waives compliance with the agreements contained herein, Recipient:
(a) may disclose to the tribunal or other person the specific Confidential Information or other information that, in the written opinion of counsel for Recipient (a copy of which shall be promptly delivered to Seller), Recipient or an Informed Individual is legally required to disclose; and (b) shall exercise best efforts to obtain assurance that confidential treatment will be accorded to any such disclosed Confidential Information.

          6. RETURN OF CONFIDENTIAL INFORMATION. Immediately upon the request by Seller, Recipient shall: (a) deliver to Seller all copies of any Confidential Information, including all copies of Confidential Information delivered to, reproduced or discovered by the Recipient or an Informed Individual; (b) deliver to Seller or destroy all notes, reports, analyses and other records that include, incorporate or are based on any of the Confidential Information (collectively, "CONFIDENTIAL NOTES"); and (c) certify to Seller in writing that all copies of Confidential Information and Confidential Notes have been delivered to Seller or destroyed. Any copy of Confidential Information that is not in a physical form shall continue to be subject to the agreements set forth herein.

          7. NO REPRESENTATION OR WARRANTY. Neither Seller, nor its agents or employees makes any representation or warranty as to the accuracy or completeness of the Confidential Information and shall have no liability to Recipient or any Informed Individual relating to or resulting from the use of the Confidential Information, or any errors therein or omissions therefrom.

          8. MONEY DAMAGES INADEQUATE REMEDY. Recipient acknowledges that it would be difficult to measure damage to Seller from any breach of any of the agreements contained herein, that injury to Seller from any such breach would be difficult to calculate, and that money damages therefore would be an inadequate remedy for any such breach. Accordingly, if Recipient or any Informed Individual breaches any of the agreements herein, Seller shall be entitled, in addition to any other remedies it may have, to equitable relief, including injunctions, specific performance or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained.

          9.        GENERAL.

                    9.1 SEVERABILITY. If any agreement set forth herein, or any word, phrase, clause or sentence or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, such agreement, word, phrase, clause or sentence shall be modified or deleted in such a manner so as to make the agreement valid and enforceable under applicable laws, if possible, and the application of such provision to other persons or circumstances and the remainder of the agreements set forth herein shall not be affected and shall be enforced to the greatest extent permitted by law.

                    9.2 SUCCESSORS AND ASSIGNS. The agreements set forth herein shall be binding upon the Recipient and its affiliates, successors and assigns and shall inure to the benefit of Seller and its affiliates, successors and assigns.

                    9.3 INTERPRETATION. As used herein where required by the context, the singular shall include the plural, and the plural shall include the singular.

                    9.4 ENTIRE AGREEMENT. The agreements herein represent the entire agreement between Recipient and Seller with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements, if any. Any modifications to the agreements set forth herein must be made in writing and executed by a duly authorized officer of Seller.

                    9.5 ATTORNEYS' FEES. In the event of any litigation between the parties, the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment.

                    9.6 WAIVER. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder so operate as a waiver.

                    9.7 CAPTIONS. Titles or captions herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of the agreements herein or the intent of any provision hereof.

                    9.8 SURVIVAL. The foregoing commitments shall survive any termination of the discussions between Seller and Recipient or any transaction between Seller and Recipient.

          10. GOVERNING LAW. The agreements set forth herein shall be governed by the laws of the State of California, which state shall have jurisdiction of the subject matter hereof and over Recipient and Seller.

                                                   Very truly yours,

                                                   3Com Corporation,
                                                   a Delaware Corporation

                                                   By:________________________
                                                   Name:______________________
                                                   Title:_____________________

Accepted and Agreed, as of
May __, 2000

PALM, INC.
a Delaware corporation

By:_____________________________
Name:___________________________
Title:__________________________

By:_____________________________
Name:___________________________
Title:__________________________